UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 1, 2006

Veritas DGC Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7427	76-0343152
(Commission File Number)	(I.R.S. Employer Identification No.)

10300 Town Park Drive
Houston, Texas	77072
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 351-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On June 1, 2006, the registrant entered into a letter of intent with Matco Capital Ltd. (Matco) to sell its land seismic acquisition business for an undisclosed consideration.

In fiscal year 2005 the land seismic acquisition business of Veritas generated approximately US $140 million of revenue, or approximately 22 percent of the consolidated revenue of Veritas. Closing is expected to occur in the summer of 2006 and is contingent upon reaching a definitive agreement as well as receipt of regulatory and other approvals.

On June 1, 2006, registrant issued a press release announcing the signing of the letter of intent. A copy of the press release is attached as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibit

Exhibit No.	Description

99.1	Press release issued June 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITAS DGC INC.

Date:	June 1, 2006	By:	/s/ LARRY L. WORDEN
			Name:	Larry L. Worden
			Title:	Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued June 1, 2006